UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the Appropriate Box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MARPAI, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Marpai, Inc.

5701 East Hillsborough Ave, Suite 1417

Tampa, FL 33610

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Monday, June 26, 2023

You are cordially invited to attend a special meeting of the stockholders (the “Meeting”) of Marpai, Inc. (the “Company”), which will be held at 11:00 a.m. EST on Monday, June 26, 2023, at our U.S. office, located at 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610. However, we are actively monitoring developments regarding the coronavirus, or COVID-19, pandemic and it is possible that the Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold the Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. We intend to hold the Meeting for the following purposes:

1.

To authorize the Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding shares of Class A common stock, $0.0001 par value per share, at a ratio of not less than one-for-two (1:2) and not greater than one-for-five (1:5), to be implemented no later than September 30, 2023, as determined by the Board in its sole discretion (the “Reverse Split Proposal”); and

2.

The adjournment of the Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal (the “Adjournment Proposal”).

All stockholders are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board has fixed the close of business on May 22, 2023 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on June 26, 2023

The proxy statement, proxy card and Annual Report are also available at

http://www.astproxyportal.com/ast/24793

Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to Marpai, Inc., 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610, Attention: Secretary.

Securities and Exchange Commission (the “SEC”) rules allow us to furnish proxy materials to our stockholders over the internet. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/24793. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://www.astfinancial.com if you are a registered stockholder. You may also authorize a proxy to vote your shares over the internet. To vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Meeting, please call (646) 303-3483. You may also find directions at http://www.astproxyportal.com/ast/24793.

By order of the Board of Directors,

/s/ Edmundo Gonzalez
Edmundo Gonzalez
Chief Executive Officer

Tampa, Florida

May    , 2023

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

PROXY STATEMENT

MARPAI, INC.

SPECIAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m. EST on June 26, 2023

5701 East Hillsborough Ave, Suite 1417

Tampa, FL 33610

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This proxy statement (the “Proxy Statement”) describes the proposals on which our Board (the “Board”) would like you, as a stockholder, to vote at a Special Meeting of the Stockholders (the “Meeting”), which will take place at 11:00 p.m. EST on Monday, June 26, 2023, at our U.S. office, located 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610. However, we are actively monitoring developments with regard to the coronavirus, or COVID-19, pandemic and it is possible that the Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about June    2023 to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Marpai, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

How many shares must be present in order to hold the special meeting of stockholders?

Our Bylaws provide that a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy at the Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on May 22, 2023 (the “Record Date”), there were 29,012,464 shares of Class A Common Stock (the “Common Stock”), issued and outstanding. Each share of Common Stock is entitled to one vote per share. If such quorum shall not be present or represented, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

Who can vote at the special meeting of stockholders?

Stockholders who owned shares of our Common Stock on the Record Date may attend and vote at the Meeting. There were 29,012,464 shares of Common Stock outstanding on the Record Date. All shares of Common Stock have one vote per share.

What is the proxy card?

The proxy card enables you to appoint Edmundo Gonzalez, our Chief Executive Officer and Secretary, and/or Yoram Bibring, our Principal Financial Officer and Accounting Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1.

To authorize the Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding shares of Class A common stock, $0.0001 par value per share, at a ratio of not less than one-for-two (1:2) and not greater than one-for-five (1:5), to be implemented no later than September 30, 2023, as determined by the Board in its sole discretion (the “Reverse Split Proposal”); and

2.

The adjournment of the Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal (the “Adjournment Proposal”).

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for the Reverse Split Proposal;

•	for the Adjournment Proposal; and

•	according to the best judgment of either Mr. Gonzalez or Mr. Bibring if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/24793. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://www.astfinancial.com if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to Edmundo Gonzalez, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposals No. 1 and 2 are deemed routine proposals; therefore, your broker, bank or other agent is entitled to vote your shares on Proposals No. 1 and 2 without your instructions.

How many votes are required to approve the Reverse Split Proposal?

The affirmative vote of the holders of a majority of the number of shares of Common Stock issued and outstanding and entitled to vote at the Meeting is required for approval of the Reverse Split Proposal. Abstentions and broker non-votes will have the effect of negative votes (although no broker non-votes are expected).

How many votes are required to approve the Adjournment Proposal?

The affirmative vote of the holders of a majority of the votes cast at the Meeting by the holders of Common Stock entitled to vote at the Meeting is required for approval of the Adjournment Proposal. A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions will have the effect of negative votes; broker non votes will have no effect on the outcome of the proposal (although no broker non-votes are expected).

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.

Who can help answer my questions?

You can contact our Chief Financial Officer, Yoram Bibring, at ybibring@marpaihealth.com or by sending a letter to Mr. Bibring at offices of the Company at 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610, with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we have retained Morrow Sodali LLC, to assist in the solicitation of proxies for a fee of $8,500 plus customary expenses.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 AND 2.

PROPOSAL 1

REVERSE SPLIT PROPOSAL

General

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation, as amended, and thereby authorize the Board to effect a reverse split of our outstanding shares of Common Stock. Our stockholders are being asked to approve the proposal that Article IV of our Certificate of Incorporation be amended to effect a reverse split of the issued and outstanding shares of Common Stock within a range of one-for-two (1:2) shares of our Common Stock to one-for-five (1:5) shares of our Common Stock (the “Reverse Split”), with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the reverse split amendment. Pursuant to the General Corporation Law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of amendment to our Certificate of Incorporation to effect the Reverse split (the “Reverse Split Amendment”) is attached as Annex A to this proxy statement.

If the stockholders approve the Reverse Split Amendment, the Board will have the authority to decide, at any time prior to September 30, 2023, whether to implement the reverse split and the precise ratio of the reverse split within a range of one-for-two (1:2) shares of our Common Stock to one-for-five (1:5) shares of our Common Stock. If the Board decides to implement the reverse split, the reverse split will become effective upon the filing of the Reverse Split Amendment.

The reverse split would reduce the number of shares of Common Stock outstanding without reducing the total number of authorized shares of Common Stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity financing transactions. The reverse split will not change the number of authorized shares of preferred stock, or the par value of Common Stock or preferred stock.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the Reverse Split Amendment if the Board determines that it is not in the best interests of the Company and the stockholders. If the Reverse Split Amendment is not filed by the Company by September 30, 2023, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse split if it deems a reverse split to be advisable at that time.

Reasons for the Reverse split

On January 11, 2023, the Company received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the Company’s closing bid price for its Common Stock was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted an initial 180-calendar day compliance period to regain compliance with the minimum bid price requirement. The primary objective in proposing the Reverse Split is to maintain our listing on the Nasdaq Capital Market, if needed.

Reducing the number of outstanding shares of our Common Stock through the Reverse split is intended, absent other factors, to increase the per share market price of our Common Stock in order to attract new investors and meet the $1.00 per share minimum bid price requirement of Nasdaq. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, we cannot assure you that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

Determination of Reverse split Ratio

The Board of Directors believes that stockholder approval of an amendment that would allow the Board to determine the exact reverse split ratio within a specified range of one-for-two (1:2) to one-for-five (1:5) (rather than stockholder approval of a fixed reverse split ratio) provides the flexibility to achieve the desired results of the reverse split. In determining the range of reverse split ratios to be submitted for stockholder approval, the Board considered numerous factors, including:

•	the projected impact of the reverse split ratio on the trading liquidity in our Common Stock and the Company’s ability to continue our Common Stock’s listing on Nasdaq;

•	the potential devaluation of the Company’s market capitalization as a result of a reverse split;

•	the historical and projected performance of our Common Stock and volume level before and after the reverse split;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in the Company’s industry and in the marketplace generally;

•	the Company’s capitalization (including the number of shares of our Common Stock issued and outstanding); and

•	the prevailing trading prices for our Common Stock and its trading volume.

The Board will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Split and, if it decides to implement a Reverse Split, the precise reverse split ratio.

Principal Effects of the Reverse split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse split and the Board of Directors implements the reverse split, we will amend Article IV of our Certificate of Incorporation (which sets forth our authorized capital), to materially read as set forth in Annex A.

The Reverse Split will be effected simultaneously for all issued and outstanding shares of Common Stock. The Reverse split will affect all of our common stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse split results in any of our stockholders owning a fractional share. After the Reverse Split, the shares of our Common Stock will have the same proportional voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. The Reverse Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

An additional principal effect of the Reverse split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth, for informational purposes only, an example the number of shares of our Common Stock outstanding before and after a Reverse split assuming a one-for-two ratio and a one-for-five ratio (although the Board may choose another ratio in its sole discretion) based on 29,012,464 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a one-for- two Reverse Split (1)	Assuming a one-for- three Reverse Split (1)	Assuming a one-for- four Reverse Split (1)	Assuming a one-for- five Reverse Split (1)
Aggregate Number of Shares of Common Stock	29,012,464	14,506,232	9,670,821	7,253,116	5,802,493

(1)	Numbers are approximate and do not take into account rounding for fractional shares.

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of Common Stock (227,791,050 shares). The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Split for any purposes. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 227,791,050 shares.

The Board will retain the authority not to effect the Reverse Split even though it has already obtained stockholder approval. Thus, the Board, at its discretion, may cause the filing of the Reverse Split Amendment to effect a Reverse Split or abandon it and effect no Reverse Split if it determines that such action is not in the best interests of the Company and stockholders.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Reverse Split Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Reverse Split Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above the $1.00 per share minimum bid price requirement of Nasdaq at the time the Reverse Split is to be effected. The Reverse split will be effective as of the date of filing with the Secretary of State of Delaware (the “Effective Time”).

Upon the filing of the Reverse Split Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 100 shares of our Common Stock, you would hold 50 shares of our Common Stock following the Reverse split if the ratio is one-for-two or you would hold 10 shares of our Common Stock if the ratio is one-for-five.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one-for - two Reverse Split(1)	Assuming a one-for- three Reverse Split(1)	Assuming a one- for- four Reverse Split(1)	Assuming a one-for- five Reverse Split(1)
Plan Options	4,702,450	2,351,225	1,567,483	1,175,613	940,490
Restricted Stock Units	507,292	253,646	169,097	126,823	101,458
Restricted Stock Awards	130,826	65,413	43,609	32,707	26,165
Warrants	2,018,873	1,009,437	672,958	504,718	403,775

(1)	Numbers are approximate and do not take into account rounding for fractional shares.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had        holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 227,791,050. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

The Reverse Split will have no effect on our authorized preferred stock.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 227,791,050 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of Nasdaq. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed Reverse Split Amendment is set forth in Annex A to this Proxy Statement. If and when effected by our Board, the Reverse Split Amendment will become effective upon its filing with the Secretary of State of Delaware.

Required Vote

The affirmative vote of the holders of a majority of the number of shares of Common Stock issued and outstanding and entitled to vote at the Meeting is required for approval of the Reverse Split Proposal. Abstentions and broker non-votes will have the effect of negative votes (although no broker non-votes are expected).

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

PROPOSAL 2

ADJOURNMENT PROPOSAL

If at the Meeting the number of shares of Common Stock present or represented and voting in favor of the Reverse Split Proposal is insufficient to approve the proposal, our management may move to adjourn the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Split Proposal. In that event, you will be asked to vote only upon the Adjournment Proposal and not on the Reverse Split Proposal.

In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Split Proposal, including the solicitation of proxies from shareholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Split Proposal have been received, we could adjourn the Meeting without a vote on the Reverse Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Split Proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock entitled to vote at the Special Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 22, 2023 by: (1) each person who is known by us to own beneficially more than 5% of our Common Stock; (2) each of our current directors and each director nominee; (3) each of our named executive officers; and (4) all of our directors and executive officers as a group. On such date, we had 29,012,464 shares of Common Stock outstanding.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the 60 days following May 22, 2023. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (1) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity and (2) the address of each of the individuals named below is: c/o Marpai, Inc., 5701 East Hillsborough Ave., Suite 1417, Tampa, FL, 33610-5428.

Name of Beneficial Owner	Beneficial Number of Shares(1)		Percentage Of Shares Beneficially Owned
Directors and Named Executive Officers
Edmundo Gonzalez	1,855,552	(2)	6.3%
Yaron Eitan	1,273,902	(3)	4.3%
Yoram Bibring	129,882	(4)	*
Gonen Antebi	172,222	(5)	*
Damien Lamendola	6,976,679	(6)	23.7%
Sagiv Shiv	14,583	(7)	*
Colleen DiClaudio	97,222	(8)	*
Lutz Finger	1,339,087	(9)	4.6%
Vincent Kane	138,019	(10)	*
Mohsen Moazami	131,250	(11)	*
All Directors and Executive Officers as a Group (10 Persons)	12,128,398	(12)	39.1%

*	less than 1%
(1)

Based on 29,012,464 Common Stock issued and outstanding as of May 22, 2023. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Consists of (i) 868,189 shares of the Common Stock, held directly by Edmundo Gonzalez, (ii) 313,110 shares of the Company’s Common Stock held by Grays West Ventures LLC (“Grays West”), of which Mr. Gonzalez is the sole member, and over which Mr. Gonzalez has sole voting and dispositive power, (iii) 379,650 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $7.90 per share expiring on February 9, 2026 held by Grays West, of which Mr. Gonzalez is the sole member, and over which Mr. Gonzalez has sole voting and dispositive power, and (iv) options to purchase 464,308 shares of Common Stock, exercisable at $1.11 per share, of which 294,603 are vested.

(3)

Consists of (i) 965,816 shares of the Common Stock, held directly by Yaron Eitan, (ii) 227,791 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $7.90 per share expiring on February 9, 2026, and (iv) options to purchase 250,000 shares of Common Stock, exercisable at $1.11 per share, of which 80,295 are vested.

(4)

Consists of (i) 5,000 shares of the Common Stock, and (ii) options to purchase 80,000 shares of Common Stock, exercisable at $4.00 per share, of which 38,717 are vested, and (iii) options to purchase 75,615 shares of Common Stock, exercisable at $1.11 per share, of which 30,615 are vested, and (iv) options to purchase 200,000 shares of Common Stock, exercisable at $0.87 per share, of which 55,550 are vested.

(5)

Consists of options to purchase 175,000 shares of Common Stock, exercisable at $1.11 per share, of which 97,222 are vested, and options to purchase 300,000 shares of Common Stock, exercisable at $0.87 per share, of which 75,000 are vested.

(6)

Comprised of (i) 2,805,223 shares of Common Stock, held directly by HillCour Investment Fund, LLC, of which Mr. Lamendola is the Manager, and over which he holds the voting and dispositive power, (ii) 3,726,695 shares of the Common Stock held directly by WellEnterprises USA, LLC, a wholly owned subsidiary of HillCour, Inc., which is wholly owned by HillCour Holdings LLC (f/k/a HillCour Holding Corporation) (“HillCour Holdings”), a corporation controlled by Mr. Lamendola, and Mr. Lamendola holds the voting and dispositive power over the securities held by WellEnterprises USA, LLC, (iii) 364,466 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.43 per share expiring on January 17, 2025 held directly by HillCour Investment Fund, LLC, of which Mr. Lamendola is the Manager, and over which he holds the voting and dispositive power, and (iv) options to purchase 250,000 shares of Common Stock, exercisable at $1.11 per share, of which 80,295 are vested.

(7)	Consists of options to purchase 175,000 shares of Common Stock, exercisable at $0.89 per share, of which 14,583 are vested
(8)	Consists of options to purchase 175,000 shares of Common Stock, exercisable at $1.11 per share, of which 97,222 are vested.
(9)	Consists of (i) 954,472 shares of the Common Stock, and (ii) 384,615 restricted stock units of Common Stock which are vested.
(10)	Consists of (i) 71,169 shares of the Common Stock, and (ii) options to purchase 120,330 shares of Common Stock, exercisable at $1,11 per share, of which 66,850 are vested.
(11)	Consists of options to purchase 175,000 shares of Common Stock, exercisable at $1.11 per share, of which 131,250 are vested.
(12)

Consists of 9,709,674 shares of Common Stock, 971,907 shares of Common Stock issuable upon the exercise of warrants, options to purchase 1,062,202 shares of Common Stock and 384,615 restricted stock units.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at (646) 303-3483.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

/s/ Edmundo Gonzalez
Edmundo Gonzalez
Chief Executive Officer

Tampa, Florida

May    , 2023

Exhibit A

REVERSE STOCK SPLIT CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO

THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF MARPAI, INC.

The undersigned, for the purposes of amending the Certificate of Incorporation of MARPAI, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on    , 2023, a resolution proposing and declaring advisable the following amendment to restate Article FOURTH, Section 1 of the Certificate of Incorporation of said Corporation:

“1. Total Authorized. The total number of shares of all classes of capital stock that the Corporation has authority to issue is 227,791,050 shares of common stock, consisting of 227,791,050 shares of Class A Common Stock $0.0001 par value per share (“Class A Common Stock”). The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”), each                shares of the Class A Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each shares of issued Class A Common Stock immediately prior to the Split Effective Time is reclassified into one (1) share of Class A Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Class A Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Class A Common Stock upon the surrender of such stockholders’ old stock certificate. No stockholders will receive cash in lieu of fractional shares.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at an annual meeting of said Corporation’s stockholders duly called and held upon notice in accordance with Section 222 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: The aforesaid amendment shall be effective as of :00 A.M. Eastern Time on    , 2023.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this th day of                , 2023.

By:
Name:
Title:

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, EDMUNDO GONZALEZ AND YORAM BIBRING, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF MARPAI, INC. HELD OF RECORD BY THE UNDERSIGNED ON JUNE 26, 2023, AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2023 AT 11:00 A.M. EASTERN TIME AT OUR U.S. OFFICE, LOCATED AT 5701 EAST HILLSBOROUGH AVE, SUITE 1417, TAMPA, FL 33610, OR ANY ADJOURNMENT THEREOF

1.

To authorize the Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding shares of Class A common stock, $0.0001 par value per share, at a ratio of not less than one-for-two (1:2) and not greater than one-for-five (1:5), to be implemented no later than September 30, 2023, as determined by the Board in its sole discretion.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	The adjournment of the Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting http://www.astfinancial.com; if a beneficial holder by visiting http://www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.